SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2018

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Auctus Fund Note

CleanSpark, Inc. (the “Company” ), entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) dated July 2, 2018 with Auctus Fund, LLC (the “Purchaser”), which was later amended on July 6, 2018, which required standard closing events such as funding which were fulfilled on July 11, 2018, pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $550,000. The Purchaser paid $225,000 less $26,000 in legal and due diligence fees on the Note.

The Note has a maturity date of six months for each tranche funded and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. In connection with the issuance of the Note, the Company issued to the Purchaser, as a commitment fee, 137,500 shares of its common stock (the “Returnable Shares”) as well as 150,000 shares of its common stock (the “Non-Returnable Shares”), as further provided in the Note. The Returnable Shares shall be returned to the Company’s treasury if the Note is fully repaid and satisfied prior to the date, which is one hundred eighty (180) days following the Issue Date, subject further to the terms and conditions of the Note.

The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser following the Issue Date into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price set forth in the Note, subject to adjustment as set forth in the Note. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Note), the Note will become immediately due and payable and the Company has agreed to pay to the Purchaser, in full satisfaction of its obligations thereunder, additional amounts as set forth in the Note.

The Note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, (iii) certain loans, (iii) sales and the transfer of assets, and (iv) participation in 3(a)(10) transactions. The Note also contains certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

The foregoing description of the terms of the Note, the Securities Purchase Agreement and Amendment to Securities Purchase Agreement, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as Exhibits 4.1 and 10.1-10.2, respectively, to this Current Report on Form 8-K.

Pioneer Asset Purchase

As previously disclosed, on May 2, 2018, CleanSpark, Inc. and Pioneer Custom Electric Products Corp., a Nevada corporation and wholly-owned subsidiary of CleanSpark, Inc. (together, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Pioneer Custom Electric Products Corp., a Delaware corporation (the “Seller”). The closing of the transactions was contemplated by the Purchase Agreement to occur prior to June 30, 2018, and then amended to occur prior to October 15, 2018.

On July 13, 2018, the parties to the Purchase Agreement entered into a letter amendment (the “Amendment”) to extend the Termination Date as set forth in Section 8.1(d) of the Purchase Agreement from October 15, 2018 until December 31, 2018 (the “Extension”). The Parties anticipate closing on the Purchase Agreement on October 31, 2018 but determined that extending the closing date to December 31, 2018 would be sensible in the event administrative delays are encountered.

During the Extension, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

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SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the Purchaser is an accredited investors, the Purchaser acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Amendment to Asset Purchase Agreement
4.1	Note
10.1	Securities Purchase Agreement
10.2	Amendment to Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ Zachary Bradford

Zachary Bradford
CFO

Date: July 16, 2018

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